Exhibit 7(a)
                     Retirement Plan for Eligible Trustees.



                                MUTUAL FUND GROUP

                                MUTUAL FUND TRUST

                       MUTUAL FUND VARIABLE ANNUITY TRUST

                          GLOBAL FIXED INCOME PORTFOLIO

                           GROWTH AND INCOME PORTFOLIO

                         INTERNATIONAL EQUITY PORTFOLIO

                            CAPITAL GROWTH PORTFOLIO

                          RETIREMENT PLAN FOR ELIGIBLE

                                    TRUSTEES







                                      Effective as of August 22, 1995



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                          RETIREMENT PLAN FOR ELIGIBLE

                                    TRUSTEES

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I           DEFINITION OF TERMS AND CONSTRUCTION...................  1
         1.1        Definitions............................................  1
                    (a)    "Accrued Benefit"...............................  1
                    (b)    "Actuary".......................................  2
                    (c)    "Administrator".................................  2
                    (d)    "Board of Trustees".............................  2
                    (e)    "Code"..........................................  2
                    (f)    "Compensation"..................................  2
                    (g)    "Disability"....................................  2
                    (h)    "Effective Date"................................  2
                    (i)    "Funds".........................................  2
                    (j)    "Normal  Retirement  Date"......................  2
                    (k)    "Participant"...................................  2
                    (l)    "Plan"..........................................  2
                    (m)    "Retirement"....................................  2
                    (n)    "Retirement Benefit"............................  2
                    (o)    "Service".......................................  2
                    (p)    "Trustee".......................................  3
                    (q)    "Year of Service"...............................  3
         1.2        Plurals and Gender.....................................  3
         1.3        Headings...............................................  3
         1.4        Severability...........................................  3

ARTICLE II          PARTICIPATION........................................... 3
         2.1        Participation..........................................  3
         2.2        Resumption Of Participation............................  3
         2.3        Determination of Eligibility...........................  4

ARTICLE III         BENEFITS UPON RETIREMENT AND OTHER TERMINATION
                    OF SERVICE.............................................  4
         3.1        Retirement.............................................  4
         3.2        Termination of Service Before Vesting..................  4
         3.3        Benefits Calculated in the Aggregate for all
                      of the Funds.........................................  4
         3.4        Forfeiture for Cause...................................  4
         3.5        Death of Participant...................................  5


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                                                                           Page

ARTICLE IV          SUSPENSION OF BENEFITS..................................  5
         4.1        Suspension of Benefits Upon Resumption of Service.......  5


ARTICLE V           ADMINISTRATOR...........................................  5
         5.1        Appointment of Administrator............................  5
         5.2        Powers and Duties of Administrator......................  5
         5.3        Action by Administrator.................................  6
         5.4        Participation by Administrators.........................  6
         5.5        Agents and Expenses.....................................  7
         5.6        Allocation of Duties....................................  7
         5.7        Delegation of Duties....................................  7
         5.8        Administrator's Action Conclusive.......................  7
         5.9        Records and Reports.....................................  7
         5.10       Information from the Funds..............................  7
         5.11       Reservation of Rights by Boards of Trustees.............  8
         5.12       Liability and Indemnification...........................  8
ARTICLE VI          AMENDMENTS AND TERMINATION..............................  8
         6.1        Amendments..............................................  8
         6.2        Termination.............................................  9

ARTICLE VII         CLAIMS PROCEDURE........................................  9
         7.1        Notice of Denial........................................  9
         7.2        Right to Reconsideration................................  9
         7.3        Review of Documents..................................... 10
         7.4        Decision by Administrator............................... 10
         7.5        Notice of Administrator................................. 10

ARTICLE VIII        MISCELLANEOUS........................................... 10
         8.1        Rights of Creditors..................................... 10
         8.2        Liability Limited....................................... 10
         8.3        Incapacity.............................................. 10
         8.4        Payments Due Missing Persons............................ 11
         8.5        Cooperation of Parties.................................. 11
         8.6        Governing Law........................................... 11
         8.7        Nonguarantee of Trusteeship............................. 12
         8.8        Spendthrift Provision................................... 12



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                              THE MUTUAL FUND GROUP

                              THE MUTUAL FUND TRUST

                     THE MUTUAL FUND VARIABLE ANNUITY TRUST

                          GLOBAL FIXED INCOME PORTFOLIO

                           GROWTH AND INCOME PORTFOLIO

                         INTERNATIONAL EQUITY PORTFOLIO

                            CAPITAL GROWTH PORTFOLIO

                          RETIREMENT PLAN FOR ELIGIBLE

                                    TRUSTEES

                                    PREAMBLE

          Effective as of August 22, 1995 the regulated investment companies managed or administered by The Chase Manhattan Bank, N.A., or its affiliates (the "Funds") have adopted the RETIREMENT PLAN FOR ELIGIBLE TRUSTEES (the "Plan") for the benefit of each of the trustees of each of the Funds who is not an employee of the Funds' distributor, administrator or adviser, or any of their affiliates. As the Plan does not benefit any employees of the Funds, it is not intended to constitute an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                    ARTICLE I

                      DEFINITION OF TERMS AND CONSTRUCTION

         1.1        Definitions.

                    Unless a different meaning is plainly implied by the context, the following terms as used in this Plan have the following meanings:

                    (a) "Accrued Benefit" means, as of any date prior to a Participant's Normal Retirement Date, his Retirement Benefit commencing on his Normal Retirement Date, but based upon his Compensation and Years of Service computed as of such date of determination, as if his Service terminated on such date.

                    (b) "Actuary" means the independent actuary selected by the Administrator.



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                    (c)  "Administrator"  means  the  administrative   committee
provided for in Article VI.

                    (d) "Board of Trustees" means the Board of Trustees of each of the Funds.

                    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                    (f) "Compensation" means, for any Trustee, the aggregate amount of trustee's fees paid or accrued by the Funds for such Trustee during the twelve consecutive month period (including amounts of fees deferred with respect to such period) that produces the highest such amount.

                    (g) "Disability" means the inability of the Participant to participate in meetings of the Board, either in person or by telephone, for a period of at least nine consecutive months.

                    (h)    "Effective Date" means August 22, 1995.

                    (i) "Funds" means any series of a regulated investment company, existing or to be created, managed or administered by The Chase Manhattan Bank, N.A. or any of its affiliates, or any successor thereto that adopts this Plan by operation of law or otherwise.

                    (j) "Normal Retirement Date" means, the first day of the month coincident with or next following the date on which a Participant has attained age 65 and completed at least five continuous Years of Service.

                    (k) "Participant" means a Trustee who has met all of the eligibility requirements of the Plan and who is currently included in the Plan as provided in Article II.

                    (l)  "Plan"  means  this   "Retirement   Plan  for  Eligible
Trustees" as set forth herein or as amended from time to time.

                    (m) "Retirement" means a Trustee's termination of his active Service with the Funds on or after his Normal Retirement Date, due to his death, Disability, or voluntary or involuntary termination of his Service.

                    (n) "Retirement Benefit" means the benefit described under Sections 3.1 to which a Participant is entitled on or after his Normal Retirement Date.

                    (o) "Service" means an individual's serving as a Trustee of one or more of the Funds (including service as a Trustee prior to the Effective Date for the following Funds: Mutual Fund Group, Mutual Fund Trust, Mutual Fund Variable Annuity Trust, Global Fixed Income Portfolio, Growth and Income Portfolio, International Equity Portfolio, Capital Growth Portfolio, Pinnacle Fund and the Park Avenue Funds).


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                    (p) "Trustee" means an individual who is a trustee of one or more of the Funds which have adopted the Plan but who is not an employee of the Funds' distributor, administrator or adviser, or any of their affiliates.

                    (q) "Year of Service" means a twelve consecutive month period of Service.

         1.2        Plurals and Gender.

                    Where appearing in the Plan, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

         1.3        Headings.

                    The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

         1.4        Severability.

                    In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provisions were not a part of this Plan.


                                   ARTICLE II

                                  PARTICIPATION

         2.1        Participation.

                    Each Trustee shall become a Participant hereunder on the later of the effective date or the date his trusteeship of one or more of the Funds commences. A Trustee shall cease to be a Participant upon termination of his Service.

         2.2        Resumption of Participation.

                    Any Participant whose Service terminates and who thereafter again becomes a Trustee shall resume participation immediately upon again becoming a Trustee.


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         2.3        Determination of Eligibility

                    The   Administrator   shall  determine  the  eligibility  of
Trustees in accordance with the provisions of this Article.


                                   ARTICLE III

                                  BENEFITS UPON
                   RETIREMENT AND OTHER TERMINATION OF SERVICE

         3.1        Retirement.

                    Upon Retirement, a Participant shall receive an annual benefit from the Funds commencing on the first day of the month coincident with or next following his Normal Retirement Date or his date of Retirement, if later, equal to the product of (A) ten percent of his highest Compensation multiplied by (B) the number of his complete Years of Service, not in excess of ten Years of Service. Such amount shall be payable in monthly installments ending with the payment for the month in which the Participant dies. Unless otherwise determined by the Board, a Trustee shall retire no later than the January 1 of the year following his attainment of age 73.

         3.2        Termination of Service Before Retirement.

                    If a Participant's Service terminates by reason of resignation, death, Disability or removal by the Board for cause (as defined in Section 3.4) prior to his Normal Retirement Date, he shall not be entitled to any benefits under this Plan. If a Participant's Service terminates for any other reason and he has accumulated at least five continuous Years of Service, he shall be entitled to his Accrued benefit determined as of such date of termination.

         3.3        Benefits Calculated in the Aggregate for all of the Funds.

                    A Participant's annual benefits payable hereunder shall be based on the aggregate Compensation paid by the Funds and on the Participant's Years of Service. Each Fund's share of the obligation to provide such benefits shall be determined by use of accounting methods adopted by the Administrator.

         3.4        Forfeiture for Cause.

                    Notwithstanding any other provision of this Plan to the contrary, any benefits to which a Participant may otherwise be entitled hereunder will be forfeited in the event the Administrator, in its sole discretion, determines that a Participant's termination of Service is due to such Participant's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.


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         3.5        Death of Participant.

                    No benefits will be paid under this Plan with respect to a Participant who dies whether prior to or after the commencement of his benefits.


                                   ARTICLE IV

                             SUSPENSION OF BENEFITS

        4.1        Suspension of Benefits Upon Resumption of Service.

                    In the case of a Participant who, at a time when he is receiving Retirement Benefits under Article III, resumes Service with any Fund, such Retirement Benefits shall be suspended until his subsequent Retirement, or other termination of Service. Subject to the limitations of Section 3.1, in the event of his Retirement or other termination of Service following such a suspension, the monthly amount of his Retirement Benefits shall be adjusted, if appropriate, to reflect any additional Years of Service completed by, and/or a higher rate of Compensation received by, such Participant.


                                    ARTICLE V

                                  ADMINISTRATOR

         5.1        Appointment of Administrator.

                    This Plan shall be administered by the Compensation Committees of the Funds. The members of such committees shall not be "interested persons" (within the meaning of Section 2(a)(19) of the Investment Company Act of 1940) of any of the Funds. The term "Administrator" as used in this Plan shall refer to the members of such committees, either individually or collectively, as appropriate.

         5.2        Powers and Duties of Administrator.

                    Except as provided below, the Administrator shall have the following duties and responsibilities in connection with the administration of this Plan:

                    (a) To promulgate and enforce such rules, regulations and procedures as shall be proper for the efficient administration of the Plan;

                    (b) To determine all questions arising in the administration, interpretation and application of the Plan, including questions of eligibility and of the status and rights of Participants and any other persons hereunder;

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                    (c) To  decide  any  dispute  arising  hereunder;  provided, however, that no Administrator shall participate in any matter involving any questions relating solely to his own participation or benefits under this Plan;

                    (d) To advise the Boards of Trustees of the Funds regarding the known future need for funds to be available for distribution;

                    (e) To correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan;

                    (f) To compute the amount of benefits and other payments which shall be payable to any Participant in accordance with the provisions of the Plan and to determine the person or persons to whom such benefits shall be paid;

                    (g) To make recommendations to the Boards of Trustees of the Funds with respect to proposed amendments to the Plan;

                    (h)  To  file  all   reports   with   government   agencies,
Participants and other parties as may be required by law, whether such reports are initially the obligation of the Funds, or the Plan;

                    (i) To engage the Actuary of the Plan and to cause the liabilities of the Plan to be evaluated by the Actuary; and

                    (j) To have all such other powers as may be necessary to discharge its duties hereunder.

         5.3        Action by Administrator.

                    The Administrator may elect a Chairman and Secretary from among its members and may adopt rules for the conduct of its business. A majority of the members then serving shall constitute a quorum for the transacting of business. All resolutions or other action taken by the Administrator shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least a majority of the members. All documents, instruments, orders, requests, directions, instructions and other papers shall be executed on behalf of the Administrator by either the Chairman or the Secretary of the Administrator, if any, or by any member or agent of the Administrator duty authorized to act on the Administrator's behalf.

         5.4        Participation by Administrators.

                    No Administrator shall be precluded from becoming a Participant in the Plan if he would be otherwise eligible, but he shall not be entitled to vote or act upon matters or to sign any documents relating specifically to his own participation under the Plan, except when such matters or documents relate to benefits generally. If this disqualification results in the lack of a quorum, then the Boards of Trustees, by majority vote of the members of a majority of such

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Boards of Trustees (a "Majority  Vote"),  shall  appoint a sufficient  number of temporary Administrators, who shall serve for the sole purpose of determining such a question.

         5.5        Agents and Expenses.

                    The Administrator may employ agents and provide for such clerical, legal, actuarial, accounting, medical, advisory or other services as it deems necessary to perform its duties under this Plan. The cost of such services and all other expenses incurred by the Administrator in connection with the administration of the Plan shall be allocated to each Fund pursuant to the method utilized under Section 3.3 hereof with respect to costs related to benefit accruals.

         5.6        Allocation of Duties.

                    The duties, powers and responsibilities reserved to the Administrator may be allocated among its members so long as such allocation is pursuant to written procedures adopted by the Administrator, in which case no Administrator shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts or omissions of any other Administrator.

         5.7        Delegation of Duties.

                    The Administrator may delegate any of its duties to employees of one or more of the Funds, or to any other person or firm, provided that the Administrator shall prudently choose such agents and rely in good faith on their actions.

         5.8        Administrator's Action Conclusive.

                    Any  action  on  matters   within  the   discretion  of  the
Administrator shall be final and conclusive.

         5.9        Records and Reports.

                    The Administrator shall maintain adequate records of its actions and proceedings in administering this Plan and shall file all reports and take all other actions as it deems appropriate in order to comply with any federal or state law.

         5.10       Information from the Funds.

                    The Funds shall promptly furnish all information to the Administrator to permit it to perform its duties under this Plan. The
Administrator shall be entitled to rely upon the accuracy and completeness of all information furnished to it by the Funds, unless it knows or should have known that such information is erroneous.

         5.11       Reservation of Rights by Boards of Trustees.

                    When rights are reserved in this plan to the Boards of Trustees, such rights shall be exercised only by Majority Vote of the Boards of Trustees, except where the Boards of Trustees, by unanimous written resolution, delegate any such rights to one or more persons or to the Administrator. Subject to the rights reserved to the Boards of Trustees as set forth in this Plan, no member of the Boards of Trustees shall have any duties or responsibilities under this Plan, except to the extent he shall be acting in the capacity of an Administrator.

         5.12        Liability and Indemnification.

                    (a) The Administrator shall perform all duties required of it under this Plan in a prudent manner. The Administrator shall not be responsible in any way for any action or omission of the Funds or their employees in the performance of their duties and obligations as set forth in this Plan. The Administrator also shall not be responsible for any act or omission of any of its agents provided that such agents were prudently chosen by the Administrator and that the Administrator relied in good faith upon the action of such agents.

                    (b) Except for its own gross negligence, willful misconduct or willful breach of the terms of this Plan, the Administrator shall be indemnified and held harmless by the Funds against any and all liability, loss, damages, cost and expense which may arise occurring by reason of, or be based upon, any matter connected with or related to this Plan or its administration (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or in settlement of any such claim).


                                   ARTICLE VI

                           AMENDMENTS AND TERMINATION

        6.1        Amendments.

                    The Boards of Trustees reserve the right at any time and from time to time, and retroactively if deemed necessary or appropriate by it, to amend in whole or in part by Majority Vote any or all of the provisions of this Plan, provided that:

                    (a) No amendment shall make it possible for any part of a Participant's or former Participant's Retirement Benefit to be used for, or diverted to, purposes other than for the exclusive benefit of such Participant, except to the extent otherwise provided in this Plan; and

                    (b) No amendment may reduce any Participant's or former Participant's Retirement Benefit as of the effective date of the amendment.


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                    Amendments  may be made in the form of  Board  of  Trustees'
resolutions or separate written document.

         6.2        Termination.

                    The Boards of Trustees reserve the right to terminate this Plan at any time, in whole or in part, with respect to all or any individual Trustee, by Majority Vote by giving to the Administrator notice in writing of such termination. The Plan (or any part thereof) shall terminate upon the date of receipt of such notice (or any subsequent specified date). If the Plan is terminated, unless the Boards of Trustees determine otherwise, the present value of each affected Participant's Retirement Benefit shall be paid as soon as practicable after such termination. Such present value shall be determined using
(a) the mortality table prescribed under section 417(e)(3) of the Code and (b) an interest rate equal to the annual rate of interest on U.S. Treasury securities having a maturity period no greater than the mortality period determined under (a).


                                   ARTICLE VII

                                CLAIMS PROCEDURE

         7.1        Notice of Denial.

                    If a Participant is denied any Retirement Benefit under this Plan, either in total or in an amount less than the full Retirement Benefit to which he would normally be entitled, the Administrator shall advise the Participant in writing of the amount of his Retirement Benefit, if any, and the specific reasons for the denial. The Administrator shall also furnish the Participant at that time with a written notice containing:

                    (a)   A specific reference to pertinent Plan provisions.

                    (b) A description of any additional material or information necessary for the Participant to perfect his claim, if possible, and an explanation of why such material or information is needed.

                    (c)    An explanation of the Plan's claim review procedure.

         7.2        Right to Reconsideration.

                    Within  60 days of  receipt  of the  information  stated  in
Section 9.1 above, the Participant shall, if he desires further review, file a written request for reconsideration with the Administrator.


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         7.3        Review of Documents.

                    So long as the Participant's request for review is pending (including the 60 day period in 9.2 above), the Participant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Administrator.

         7.4        Decision by Administrator.

                    A final and binding decision shall be made by the Administrator within 60 days of the filing by the Participant of his request for reconsideration, provided, however, that if the Administrator, in its discretion, feels that additional time is necessary or desirable, this period shall be extended an additional 60 days.

         7.5        Notice of Administrator.

                    The Administrator's decision shall be conveyed to the Participant in writing and shall include specific reasons for the provisions on which the decision is based.


                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1        Rights of Creditors.

                    (a) The Plan is unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of any of the Funds by reason of any Accrued or Retirement Benefit hereunder, nor any rights to receive distribution of any Retirement Benefit except and as to the extent expressly provided hereunder.

                    (b) The Accrued and Retirement Benefits of each Participant are unsecured and shall be subject to the claims of the general creditors of the Funds.

         8.2        Liability Limited.

                    Neither the Funds, the Administrator, nor any agents, employees, officers, trustees or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

         8.3        Incapacity.

                    If the Administrator shall receive evidence satisfactory to it that a Participant entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such Participant and that no guardian, committee or other representative of the estate of such Participant shall

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have been duly  appointed,  the  Administrator  may make payment of such benefit otherwise payable to such Participant to such other person or institution, and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

         8.4        Payments Due Missing Persons.

                    The Administrator shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of 5 years from the date such benefits first become due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Administrator shall send a certified letter to all such persons at their last known address advising them that their benefits under the Plan shall be suspended. Any such suspended amounts shall be held by the Funds for a period of three additional years (or a total of 8 years from the time the benefits first became payable) and thereafter such amounts shall be forfeited.

         8.5        Cooperation of Parties.

                    All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

         8.6        Governing Law.

                    All rights under the Plan shall be governed by and construed in accordance with rules of Federal law applicable to such plans and, to the extent not preempted, by the laws of the State of New York without regard to principles of conflicts of law. No action shall be brought by or on behalf of any Participant for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan's claim review procedure. Any such action must be commenced within three years. This three-year period shall be computed from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan's claim review procedure or (b) the date such individual's cause of action first accrued. Any dispute, controversy or claim arising out of or in connection with this Plan (including the applicability of this arbitration provision) and not resolved pursuant to the Plan's claim review procedure shall be determined and settled by arbitration conducted by the American Arbitration Association ("AAA") in the County and State of the Funds' principal place of business and in accordance with the then existing rules, regulations, practices and procedures of the AAA. Any award in such arbitration shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by either party in any court of competent jurisdiction. Each party to the arbitration will bear its own costs and fees (including attorney's fees).

         8.7        Nonguarantee of Trusteeship.

                    Nothing contained in this Plan shall be construed as a guaranty or right of any Participant to be continued as a Trustee of one or more of the Funds (or of a right of a Trustee to any specific level of Compensation) or as a limitation of the right of the Funds to remove any of its trustees.

         8.8        Spendthrift Provision.

                    A   Participant's   interest  in  his  Accrued   Benefit  or
Retirement Benefit may not be transferred, alienated, assigned nor become subject to execution, garnishment or attachment, and any attempt to do so will render benefits hereunder immediately forfeitable.




                                      -12-